Exhibit 99.1               Financial Statements of Business Acquired





                               Columbia Promotions



                                      INDEX





    Report of Independent Registered Public Accounting Firm ............       5

    Statement of Revenues and Direct Operating Expenses for the Year
    Ended December 31, 2007 ............................................       6

    Accompanying Notes .................................................       7




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

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Kokomos, Inc.

We have audited the accompanying statement of revenues and direct operating expenses of Columbia Promotions, a promoter operation acquired by Columbia One Corp., a wholly-owned subsidiary of Littlefield Corporation on July 14, 2008, for the year ended December 31, 2007. This statement of revenues and direct operating expenses is the responsibility of Kokomos' management. Our responsibility is to express an opinion on this statement of revenues and direct operating expenses based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Littlefield Corporation's Form 8-K and are not intended to be a complete financial presentation of Columbia Promotions' revenues and expenses.

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of Columbia Promotions for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

Padgett Stratemann & Co. LLP


Austin, Texas

September 24, 2008






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


                               Columbia Promotions
               STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
                          Year Ended December 31, 2007

                                                                       2007
                                                                       ----
REVENUES:
     Promoter fees and rents                                        $  901,871
     Other rents                                                        96,000
                                                          ---------------------
TOTAL REVENUES                                                         997,871
                                                          ---------------------

DIRECT OPERATING EXPENSES:
      Direct salaries and other compensation                           363,256
      Rent                                                             432,000
      Other direct operating costs                                      32,017
                                                          ---------------------
TOTAL DIRECT OPERATING EXPENSES                                        827,273

                                                          ---------------------
REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES                     $  170,598
                                                          =====================







See accompanying notes to statements of revenues and direct operating expenses.



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


Columbia Promotions
NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING STATEMENTS
December 31, 2007


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NOTE 1 - BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

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Columbia Promotions (the "Company")  actively  participates as a promoter in the
South Carolina charitable bingo market. The Company generates its revenues from six bingo centers in South Carolina. Columbia Promotions is a name designated to represent the promoter operations as an unincorporated business operation of Kokomos, Inc. ("Kokomos") a South Carolina Corporation.

Basis of presentation:
---------------------

Kokomos did not prepare stand-alone historical financial statements for Columbia Promotions in accordance with accounting principles generally accepted in the United States of America. Accordingly, it is not practicable to identify all assets and liabilities, or other indirect operating expenses applicable to Columbia Promotions. The accompanying statement of revenues and direct operating expenses were prepared from the historical accounting records of Kokomos.

Certain indirect expenses were not allocated to Columbia Promotions' historical financial records. Any attempt to allocate these expenses would require significant and judgmental allocations which would be arbitrary and would not be indicative of the performance of the promoter operations had they been owned by Columbia One, Inc., a wholly-owned subsidiary of Littlefield Corporation.

These statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting financial position, results of operations, shareholders' equity, and cash flows of Columbia Promotions and are not indicative of the results of operations for Columbia Promotions going forward.


Accounting Estimates:
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Revenue Recognition:
-------------------

The Company generates revenues from bingo hall rent, entrance fee payments and promoter fees received from charitable organizations through various promoter agreements and sub-lease agreements of the Company's bingo centers. Revenues are determined by customer attendance, profit splits, as well as state regulations, which may dictate the number of bingo sessions a charity may conduct and rent limits that may be paid to a promoter, such as the Company. Revenues, such as bingo hall rent, are accrued and accounted for in the month due. Revenues that are generated in undefined amounts, such as customer attendance, are recognized in the month they are earned. Other rents are rent income from a sub-lease agreement and are recognized in the month they are earned.

Direct operating expenses:
-------------------------

Direct operating expenses include salaries and other compensation, rent expense and other operating expenses. Salaries and other compensation are amounts paid to promoter management and charged to the accounts of each bingo center. Rent expense represents amounts payable to third parties for rent as incurred. Other expenses generally include property taxes, insurance, common area maintenance and other operating costs not reimbursed by charities.


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


Columbia Promotions
NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING STATEMENTS
December 31, 2007


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NOTE 2 - COMMITMENTS AND CONTINGENCIES

--------------------------------------------------------------------------------

The Company has claims for incidents which the Company believes will be covered by its insurance policy. The activities of Columbia Promotions are subject to potential claims and litigation in the normal course of operations. Kokomos' management does not believe that any liability resulting from any pending or threatened litigation will have a materially adverse effect on the operations or financial results of Columbia Promotions.


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NOTE 3 - SUBSEQUENT EVENT

--------------------------------------------------------------------------------

On July 14, 2008, Kokomos, Inc. and its sole owner, Paul Hermelink, entered into a definitive asset purchase agreement wherein the Company's promoter operations ("Columbia") and assets including goodwill but excluding all liabilities were sold to Columbia One Corp., a South Carolina corporation and wholly-owned subsidiary of Littlefield Corporation ("LTFD"). The Company's promoter operations consisted of all of the assets of six (6) bingo halls located in Greer (2), Columbia (3) and Goose Creek (1) South Carolina. The assets were purchased for $1.8 million, consisting of $750,000 in cash paid at closing and a promissory note for $1,050,000, secured by the assets being purchased. The purchase price may be reduced by $300,000 to $1.5 million if a single, lump sum payment of $750,000 is made on or before September 30, 2008, in full satisfaction of the promissory note. The promissory note bears interest of 6% per annum, matures October 1, 2013 and is payable in quarterly installments commencing on January 1, 2009. It is contemplated that Paul Hermelink will remain an employee.

The fair value of the Company's bingo equipment assets acquired was $61,882.





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